Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-8 of Universal Detection Technology of our report dated April 15, 2011 on our audit of the consolidated balance sheets of Universal Detection Technology and Subsidiaries as of December 31, 2010 and 2009 and the related statements of income, stockholders' equity and cash flows for the years then ended.

/s/ Kabani & Company, Inc.

Los Angeles, California

Dated: May 06, 2011